Exhibit 21

TETRA Technologies, Inc.

List of Subsidiaries or Other Related Entities

December 31, 2007

Compressco, Inc.

Compressco Canada, Inc.

Compressco Field Services, Inc.

Compressco Field Services International, LLC

Compressco International, LLC

Compressco de Argentina SRL (1)

Compressco Testing, L.L.C.

Providence Natural Gas, Inc.

TETRA Applied Holding Company

TETRA Applied Technologies, LLC

EPIC Diving & Marine Services, LLC

Maritech Resources, Inc.

Maritech Holdings, Inc.

Maritech Louisiana, LLC

Maritech Partner, LLC

Maritech Timbalier Bay, LP (2)

T-Production Testing, LLC

TETRA Production Testing Services, LLC

Beacon Resources, L.L.C.

Beacon Resources, North Texas, LLC

TETRA Financial Services, Inc.

TETRA-Hamilton Frac Water Services, LLC

TETRA International Incorporated

Ahmad Albinali & TETRA Arabia Company Ltd. (LLC) (3)

Production Enhancement México, S.A. de C.V. (4)

TETRA Angola Investments, LLC

TETRA de Mexico, S.A. de C.V. (4)

TETRA International Holdings, B.V.

T-International Holdings C.V. (5)

TETRA Netherlands, B.V.

TETRA Chemicals Europe AB

TETRA Chemicals Europe Oy

Kemax B.V. (6)

TETRA Completion Services Holding B.V.

TETRA Completion Services B.V. (7)

TETRA Technologies de Mexico, S.A. de C.V. (4)

TETRA Technologies de Venezuela, S.A.

TETRA Technologies do Brasil, Limitada (4)

TETRA Technologies (U.K.) Limited

TETRA Technologies Nigeria Limited

TETRA Micronutrients, Inc.

TETRA Technologies Australia Pty Ltd

TETRA Thermal, Inc.

TPS Holding Company, LLC

TETRA Process Services, L.C.

(1) Compressco Filed Services, Inc. owns 90.0% and TETRA International Incorporated owns 10.0%.

(2) Maritech Partner, LLC owns 50.0% and Maritech Louisiana, LLC owns 50.0%.

(3) TETRA International Incorporated owns 50.0%.

(4) TETRA International Incorporated owns 99.998% and TETRA Technologies, Inc. owns .002%.

(5) TETRA International Holdings, B.V. owns 96.0% and TETRA International Incorporated owns 4.0%.

(6) TETRA Netherlands, B.V. owns 50.0025%.

(7) TETRA Completion Services Holding B.V. owns 85.0%.